                                                                   Exhibit 99.C2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 14, 2001, in the Registration Statement of the PaineWebber Equity Trust, Growth Stock Series 26 (comprising Global Insurance Portfolio, Global Banks Portfolio, Global Utilities Portfolio, and Europe Portfolio).


                                                   ERNST & YOUNG LLP


February 14, 2001
New York, New York